EXHIBIT 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION.

Smurfit Kappa and WestRock in discussions regarding key terms of Potential Combination
7 September 2023

Smurfit Kappa Group (“Smurfit Kappa”) (LSE:SKG; ISE:SKG), a FTSE 100 company, confirms that the boards of directors (the “Boards”) of Smurfit Kappa and WestRock Company (“WestRock”) (NYSE:WRK), a S&P 500 company, are discussing the key terms of a potential combination to create Smurfit WestRock, a global leader in sustainable packaging (the “Potential Combination”).

The Potential Combination would be expected to involve the creation of a new holding company, Smurfit WestRock (the “Combined Group”). Smurfit WestRock would be incorporated and domiciled in Ireland with global headquarters in Dublin, Ireland and North and South American operations headquartered in Atlanta, Georgia. The Potential Combination would be effected through an Irish scheme of arrangement involving Smurfit Kappa and a merger of a subsidiary with WestRock.

Any such combination would result in WestRock shareholders receiving consideration consisting primarily of shares of the Combined Group.

Strategic and Operational Rationale

The Boards of Smurfit Kappa and WestRock believe the Potential Combination will create the global “Go-To” packaging partner of choice:

▪	Combining two highly complementary portfolios to create a global leader in sustainable packaging
▪	Unparalleled geographic reach across 42 countries with a significant presence across both Europe and the Americas
▪	Complementary portfolios with unique product diversity and innovative sustainability capabilities, with breadth and depth across renewable, recyclable and biodegradable packaging solutions
▪	Culturally aligned with strong customer focus
▪	Broader opportunities for approximately 100,000 employees
▪	Improved operating efficiency and increased returns across over 500 converting operations and 67 mills
▪	Shared sustainability ambitions for a sustainable future
▪	Experienced management teams with strong track records of execution and delivery to support global operations
▪	Immediate and long-term value creation opportunity for both sets of shareholders

Financial Rationale

The Boards of Smurfit Kappa and WestRock believe the Potential Combination represents a unique opportunity to create value:

▪	Combined last twelve months’ revenue and adjusted EBITDA as of 30 June 2023 of approximately $34 billion and $5.5 billion[1], respectively
▪	Strong cash flows for future growth and capital returns
▪	Targeting annual pre-tax run-rate cost synergies in excess of $400 million at the end of the first full year following completion; delivery of synergies expected to require estimated one-off cash costs of approximately $235 million to be incurred
▪	Expected to deliver compelling benefits to Smurfit WestRock shareholders, with transaction structure providing the opportunity for both sets of shareholders to participate meaningfully in Smurfit WestRock’s significant upside value potential
▪	Disciplined capital allocation expected to deliver improved operating efficiency and increased returns
▪	Committed to strong investment grade credit rating

Further Details on the Potential Combination

▪	Following completion of the Potential Combination:
o	Smurfit WestRock’s ordinary shares would be listed on the New York Stock Exchange (NYSE) and the Combined Group would seek U.S. equity index inclusion as soon as possible thereafter.
o	Smurfit Kappa’s premium listing on the London Stock Exchange (LSE) is expected to be cancelled and the Combined Group is expected to list on the standard listing segment.
o	Smurfit Kappa would de-list from Euronext Dublin.
o	The Combined Group would be incorporated and domiciled in Ireland with global headquarters in Dublin, Ireland and North and South American operations headquartered in Atlanta, Georgia.
▪	Discussions between the parties remain ongoing regarding the Potential Combination. Smurfit Kappa and WestRock are engaged in a mutual due diligence process. The definitive terms and conditions of any transaction will be set out in a further announcement.
▪	Any Potential Combination would be conditional, inter alia, upon the approval by shareholders of Smurfit Kappa and WestRock and receipt of required regulatory clearances as well as other customary conditions.
▪	There can be no certainty that the Potential Combination or any other transaction between the parties will be agreed or will occur.
▪	This announcement has been made with the consent of WestRock.

Further announcements may be made as and when appropriate.

This announcement contains Inside Information for the purposes of Regulation (EU) No 596/2014 on Market Abuse (as onshored into UK law by the European Union (Withdrawal) Act 2018 and the Market Abuse Exit Regulations 2019). The person responsible for arranging for the release of this announcement on behalf of Smurfit Kappa is Gillian Carson-Callan, Company Secretary. The date and time of this announcement is the same as the date and time that it has been communicated to the media, at 2 am on 7 September 2023.

1 Please refer to notes and sources of information and bases of calculation for further information.

About Smurfit Kappa

Smurfit Kappa, a FTSE 100 company, is one of the leading providers of paper-based packaging solutions in the world, with more than 47,000 employees in over 350 production sites across 36 countries and with revenue of €12.8 billion in 2022. We are located in 22 countries in Europe, 13 in the Americas and one in Africa. We are the only large-scale pan-regional player in Latin America. Our products, which are 100% renewable and produced sustainably, improve the environmental footprint of our customers.

With our proactive team, we relentlessly use our extensive experience and expertise, supported by our scale, to open up opportunities for our customers. We collaborate with forward-thinking customers by sharing superior product knowledge, market understanding and insights in packaging trends to ensure business success in their markets. We have an unrivalled portfolio of paper-based packaging solutions, which is constantly updated with our market-leading innovations.

This is enhanced through the benefits of our integration, with optimal paper design, logistics, timeliness of service, and our packaging plants sourcing most of their raw materials from our own paper mills.

We have a proud tradition of supporting social, environmental and community initiatives in the countries where we operate. Through these projects we support the UN Sustainable Development Goals, focusing on where we believe we have the greatest impact.

Follow us on LinkedIn, Twitter, Facebook, YouTube. smurfitkappa.com

About WestRock

WestRock partners with customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Enquiries:

Smurfit Kappa

Ciarán Potts

Head of Investor Relations

T: +353 1 202 7127

E :ir@smurfitkappa.com

Important Additional Information

Neither this announcement nor any copy of it may be taken or transmitted directly or indirectly into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction. Any failure to comply with this restriction may constitute a violation of such laws or regulations. Persons into whose possession this announcement or other information referred to herein should inform themselves about, and observe, any restrictions in such laws or regulations.

This announcement has been prepared for the purpose of complying with the applicable law and regulation of the United Kingdom, the United States and Ireland and information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws and regulations of jurisdictions outside the United Kingdom, the United States or Ireland.

Additional Information about the Potential Combination and Where to Find It

In connection with the Potential Combination between Smurfit Kappa and WestRock, Smurfit Westrock, the combined company (“SW”) would file with the U.S. Securities and Exchange Commission

(the “SEC”) a registration statement, which would include a proxy statement of WestRock that would also constitute a prospectus of SW (the “proxy statement/prospectus”). Each of Smurfit Kappa, WestRock and SW would also file other relevant documents in connection with the Potential Combination. The definitive proxy statement/prospectus would be sent to the shareholders of WestRock. Smurfit Kappa would also publish a shareholder circular approved by the UK Financial Conduct Authority (the “FCA”), which would be sent to Smurfit Kappa’s shareholders or otherwise made available in accordance with Smurfit Kappa’s articles of association and the UK Listing Rules. SW would publish a prospectus approved by the FCA, which would be made available in accordance with Rule 3.2 of the UK Prospectus Regulation Rules (the “UK listing prospectus”). This communication is not a substitute for any registration statement, proxy statement/prospectus, UK listing prospectus or other document Smurfit Kappa, WestRock and/or SW may file with the SEC or applicable securities regulators in the United Kingdom and Ireland in connection with the Potential Combination. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF SMURFIT KAPPA AND WESTROCK ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS, THE SHAREHOLDER CIRCULAR AND THE UK LISTING PROSPECTUS, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT WOULD BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN THE UNITED KINGDOM AND IRELAND, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE POTENTIAL COMBINATION WHEN THEY BECOME AVAILABLE, AS THEY WOULD CONTAIN IMPORTANT INFORMATION ABOUT SMURFIT KAPPA, WESTROCK, SW, THE POTENTIAL COMBINATION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Smurfit Kappa, WestRock and SW with the SEC, when filed, would be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders would be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by WestRock online at ir.westrock.com/ir-home/, upon written request delivered to 1000 Abernathy Road, Atlanta, Georgia or by calling (770) 448-2193, and would be able to obtain free copies of the registration statement, proxy statement/prospectus, shareholder circular, UK listing prospectus and other documents which would be filed with the SEC and applicable securities regulators in the United Kingdom and Ireland by SW or Smurfit Kappa online at www.smurfitkappa.com/investors, upon written request delivered to Beech Hill, Clonskeagh, Dublin 4, Ireland or by calling +353 1 202 7127. The information included on, or accessible through, Smurfit Kappa’s or WestRock’s website is not incorporated by reference into this communication.

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or buy or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the Potential Combination. However, under SEC rules, Smurfit Kappa, WestRock, SW, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the Potential Combination. Information about WestRock’s directors and executive officers may be found in its 2022 Annual Report on Form 10-K filed with the SEC on November 18, 2022, available at ir.westrock.com/ir-home/ and www.sec.gov. Information about Smurfit Kappa’s directors and executive officers may be found in its 2022 Annual Report filed with applicable securities regulators in the United Kingdom on March 28, 2023, available on its website at www.smurfitkappa.com/investors. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the Potential Combination will be included in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

Information Regarding Forward-Looking Statements

This communication contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can sometimes be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “potential,” “seeks,” “aims,” “projects,” “predicts,” “is optimistic,” “intends,” “plans,” “estimates,” “targets,” “anticipates,” “continues” or other comparable terms or negatives of these terms or other variations or comparable terminology or by discussions of strategy, plans, objectives, goals, future events or intentions, but not all forward-looking statements include such identifying words.

Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: the parties may not enter into an agreement providing for the Potential Combination; a condition to the closing of the Potential Combination may not be satisfied; the occurrence of any event that can give rise to termination of the Potential Combination; a regulatory approval that may be required for the Potential Combination is delayed, is not obtained in a timely manner or at all or is obtained subject to conditions that are not anticipated; Smurfit Kappa is unable to achieve the synergies and value creation contemplated by the Potential Combination; Smurfit Kappa is unable to promptly and effectively integrate WestRock’s businesses; management’s time and attention is diverted on issues related to the Potential Combination; disruption from the Potential Combination makes it more difficult to maintain business, contractual and operational relationships; credit ratings decline following the Potential Combination; legal proceedings are instituted against Smurfit Kappa or WestRock; Smurfit Kappa or WestRock are unable to retain or hire key personnel; the announcement or the consummation of the Potential Combination has a negative effect on the market price of the capital stock of Smurfit Kappa or WestRock or on Smurfit Kappa or WestRock’s operating results; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions, in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, U.S. or U.K. administrations; the ability of Smurfit Kappa or WestRock to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; actions by third parties, including government agencies; the risk that disruptions from the Potential Combination will harm Smurfit Kappa’s or WestRock’s business, including current plans and operations; certain restrictions during the pendency of the Potential Combination that may impact Smurfit Kappa’s or WestRock’s ability to pursue certain business opportunities or strategic transactions; Smurfit Kappa’s or WestRock’s ability to meet expectations regarding the accounting and tax treatments of the Potential Combination; the risks and uncertainties discussed in the “Risks and Uncertainties” section in Smurfit Kappa’s reports available on the National Storage Mechanism at https://data.fca.org.uk/#/nsm/nationalstoragemechanism and on its website at https://www.smurfitkappa.com/investors; and the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in WestRock’s reports filed with the SEC. These risks, as well as other risks associated with the Potential Combination, will be more fully discussed in the proxy statement/prospectus, the shareholder circular, the UK listing prospectus and the other relevant materials filed with the SEC and applicable securities regulators in the United Kingdom. The list of factors presented here should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Except as required by law, none of Smurfit Kappa, WestRock or SW assume any obligation to update or revise the information contained herein, which speaks only as of the date hereof.

Nothing in this announcement should be construed as a profit estimate or profit forecast. No statement in this announcement, including statements regarding the potential effect of the Potential Combination on cash flows and capital returns should be interpreted to mean that cash flows or capital returns of Smurfit Kappa, WestRock or SW for the current or future financial years would necessarily match or exceed the historical cash flows or capital returns of Smurfit Kappa or WestRock.

Completion of the Potential Combination would be subject to the satisfaction of several conditions as referenced elsewhere in this announcement. Consequently, there can be no certainty that the completion of the Potential Combination would be forthcoming.

This announcement is not a prospectus for the purposes of the UK Prospectus Regulation Rules or the EU Prospectus Regulation. It has been prepared solely for the Potential Combination referred to in this announcement.

Certain figures contained in this announcement, including financial information, have been subject to rounding adjustments. Accordingly, in certain instances, the sum or percentage change of the numbers contained in this announcement may not conform precisely with the total figure given. Except as explicitly stated in this announcement, none of the contents of Smurfit Kappa's or WestRock's websites, nor any website accessible by hyperlinks on Smurfit Kappa's or WestRock's websites, is incorporated in or forms part of, this announcement.

Notes

Unless otherwise stated: financial information relating to Smurfit Kappa has been extracted or derived from the audited results for the twelve months ended 31 December 2022 and unaudited results for the six months ended 30 June 2023 and financial information relating to WestRock has been extracted or derived from the audited results for the twelve months ended 30 September 2022, and the unaudited results up until the third quarter ended 30 June 2023.

Smurfit Kappa financials are prepared under IFRS and certain adjustments have been made to prepare the estimated adjusted EBITDA for Smurfit WestRock. This, and certain other statements, are based on non-IFRS and non-US GAAP financial information on Smurfit Kappa and WestRock. These statements may be subject to amendment in the Circular and Prospectus.

Sources of information and bases of calculation

1.	Any references to Smurfit WestRock adjusted EBITDA are based on the following estimates and adjustments:
•	Smurfit Kappa’s EBITDA of €2,230 million for the last twelve months, as of 30 June 2023, less operating lease expenses of €108 million, and converted to U.S. Dollars using an exchange rate of 1.05x, being the average exchange rate over the last twelve months ended 30 June 2023, implying a Smurfit Kappa EBITDA of $2,289 million; and

•	WestRock’s pro forma EBITDA of $3,228 million for the last twelve months, as of 30 June 2023, which is based on the following pro forma adjustments:
i.	WestRock EBITDA of $3,162 million;
ii.	Subtracting the estimated EBITDA contribution from Joint Ventures and Associates of $30 million;
iii.	Subtracting the estimated EBITDA contribution from RTS Packaging of $37 million;
iv.	Adding back estimated EBITDA contribution from Gondi of $59 million; and
v.	Adding back share-based compensation of $75 million.

ENDS